As filed with the Securities and Exchange Commission on March 19, 2001
                                             Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CANTEL MEDICAL CORP.
             (Exact name of Registrant as specified in its charter)

DELAWARE                                             22-1760285
(State or other jurisdiction                         (I.R.S. employer
of incorporation or organization)                    identification no.)

150 CLOVE ROAD - 9TH FL.
LITTLE FALLS, NEW JERSEY                               07424
(Address of principal executive offices)             (Zip Code)

                         1997 EMPLOYEE STOCK OPTION PLAN

                        1998 DIRECTORS' STOCK OPTION PLAN

               STOCK OPTION AGREEMENTS BETWEEN THE REGISTRANT AND
          CHARLES M. DIKER DATED OCTOBER 16, 1997 AND OCTOBER 30, 1998
                   (EACH AGREEMENT TO PURCHASE 50,000 SHARES)

               STOCK OPTION AGREEMENTS BETWEEN THE REGISTRANT AND
                   DARWIN C. DORNBUSH DATED OCTOBER 31, 1996,
                     JANUARY 31, 1997, APRIL 30, 1997, JULY
                     31, 1997, OCTOBER 31, 1997, JANUARY 31,
                              1998, APRIL 30, 1998,
                        JULY 31, 1998, OCTOBER 31, 1998,
                           JANUARY 31, 1999, APRIL 30,
                             1999, AND JULY 31, 1999
                     (EACH AGREEMENT TO PURCHASE 500 SHARES)

               STOCK OPTION AGREEMENTS BETWEEN THE REGISTRANT AND
              JOHN W. ROWE DATED OCTOBER 5, 1998 AND MARCH 10, 1999
                   (EACH AGREEMENT TO PURCHASE 10,000 SHARES)

                STOCK OPTION AGREEMENT BETWEEN THE REGISTRANT AND
                     JOSEPH M. COHEN DATED OCTOBER 10, 2000
                            TO PURCHASE 10,000 SHARES

                STOCK OPTION AGREEMENT BETWEEN THE REGISTRANT AND
                     JOSEPH L. HARRIS DATED NOVEMBER 1, 2000
                            TO PURCHASE 26,250 SHARES
                            (Full title of the plans)

                                 JAMES P. REILLY
                              CANTEL MEDICAL CORP.
                            150 CLOVE ROAD - 9TH FL.
                         LITTLE FALLS, NEW JERSEY 07424
                     (Name and address of agent for service)

                                 (973) 890-7220
           Telephone number, including area code, of agent for service

                                    COPY TO:
                              Eric W. Nodiff, Esq.
                   Dornbush Mensch Mandelstam & Schaeffer, LLP
                                747 Third Avenue
                            New York, New York 10017
                                 (212) 759-3300

                         CALCULATION OF REGISTRATION FEE



                                                                                         Proposed Maximum               Amount of
Title of Securities to             Amount to be              Proposed Maximum               Aggregate                  Registration
be registered                       Registered               Price Per Share*            Offering Price*                   Fee
----------------------          --------------------         ----------------            ----------------              ------------
Common Stock, par
value $.10 per share              647,000 shares**               $ 6.89**                  $ 4,457,830**                   $1,114

Common Stock, par
value $.10 per share              415,250 shares ***             $13.78***                 $ 5,722,145***                  $1,431
----------------------          --------------------         ----------------            ----------------              ------------
Total                           1,062,250 shares                                           $10,179,975                     $2,545
                                ====================                                     ================              ============

*   Estimated solely for purposes of calculating the registration fee.

** Relates to shares that are subject to all non-plan options as well as options granted under the Plan for which the option price is known. As to such shares, the price is calculated in accordance with Rule 457(h)(1) under Securities Act of 1933 based upon the weighted average of the exercise prices of such options.

*** Relates to shares issuable upon exercise of options that may be granted under the 1997 Employee Stock Option Plan and the 1998 Directors' Stock Option Plan (collectively, the "Plans") for which the offering price is not known. As to such shares, the price is calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the high and low prices of Common Stock of Cantel Medical Corp. as reported on the NASDAQ National Market System on March 13, 2001.

                               P R O S P E C T U S


                                  16,875 Shares

                              CANTEL MEDICAL CORP.

                                  Common Stock

                                ----------------



      The shares of common stock, par value $.10 per share (the "Common Stock"), of Cantel Medical Corp. offered hereby (the "Shares") will be sold by the Selling Stockholders. See "Selling Stockholders." We will not receive any of the proceeds from the sale of the Shares.

      Our Common Stock is traded on the National Market System of NASDAQ under the symbol "CNTL." "RISK FACTORS" ASSOCIATED WITH THE SHARES OFFERED HEREBY ARE DISCUSSED ON PAGES 3 THROUGH 5 OF THIS PROSPECTUS. On March 14, 2001, the closing price of our Common Stock was $13.875 per share.


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
           SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


      The Selling Stockholders may offer for sale and sell the Shares from time to time in broker's transactions, in negotiated transactions or through a combination thereof at prices related to market prices of the Common Stock prevailing at the time of sale. The Shares are being offered on a continuous basis; the precise amounts and timing of sales, if any, of the Shares will be determined by the Selling Stockholders in their sole discretion from time to time.


      The date of this Prospectus is March 19, 2001.

                              AVAILABLE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; at its Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and at its Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies can be obtained by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web Site (http://www.sec.gov) that contains reports, proxy statements and other information.

      Our Common Stock is traded on the National Market System of NASDAQ, and such reports, proxy statements and certain other information can also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Our Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and Quarterly Reports on Form 10-Q for the three month period ended October 31, 2000 and the three and six month periods ended January 31, 2001 as filed with the Commission are incorporated herein by reference. All documents filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

      We undertake to provide without charge to each person to whom a copy of this Prospectus has been delivered copies of the above documents, other than exhibits thereto, upon request of any such person. Requests should be directed to Cantel Medical Corp., 150 Clove Road, 9th Floor, Little Falls, New Jersey 07424 (telephone number: 973-890-7220).


                              -------------------

                                   THE COMPANY

      We are a healthcare company concentrating primarily in infection prevention and control products and diagnostic and therapeutic medical and scientific equipment. Through our wholly-owned United States subsidiary, MediVators, Inc. ("MediVators"), we serve customers worldwide by designing, developing, manufacturing, marketing and distributing innovative products for the infection prevention and control industry. Through our wholly-owned Canadian subsidiary, Carsen Group Inc. ("Carsen"), we market and distribute medical equipment (including flexible and rigid endoscopes), precision instruments (including microscopes and high performance image analysis hardware and software) and industrial equipment (including remote visual inspection devices). Our subsidiaries also provide technical maintenance service for their own products, as well as for certain competitors' products.

      The medical and infection control products distributed by Carsen consist of medical equipment, including flexible and rigid endoscopes, endoscope disinfection equipment, surgical equipment and related accessories. The infection control products manufactured and distributed by MediVators consist of endoscope disinfection equipment and related accessories and supplies. The scientific products distributed by Carsen consist of precision instruments, including microscopes and related accessories, certain laboratory equipment and related accessories and image analysis software and hardware; and industrial technology equipment, including borescopes, fiberscopes, video image scopes and related accessories.


                                  RISK FACTORS

      The Shares involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each prospective investor should consider carefully the information set forth below as well as the other information set forth in this Prospectus.

      WE ARE DEPENDENT UPON A SINGLE SUPPLIER FOR A SIGNIFICANT PORTION OF OUR PRODUCTS. The majority of our medical and scientific products are manufactured and supplied by Olympus Optical Co. Ltd., a Japanese corporation ("Olympus Optical"), and are sold by us pursuant to a distribution agreement with Olympus Optical's United States-based subsidiary, Olympus America Inc. ("Olympus"), which expires on March 31, 2004. If we fulfill our obligations under the agreement, we, together with Olympus, will establish new minimum purchase requirements and extend the agreement through March 31, 2006. In addition, we generally do not have the right to manufacture, distribute or sell any products which are competitive with the Olympus products covered by the distribution agreement. The distribution agreement imposes minimum purchase and service obligations upon us. Subject to an allowance of a 10% shortfall from the minimum purchase requirements in certain situations, Olympus has the option to terminate or restructure the agreement with respect to each product group for which we have failed to meet the minimum purchase requirements. If we fail to meet such requirements for both precision instruments and industrial technology equipment, or for medical equipment, then Olympus has the option to terminate or restructure the entire agreement. Any termination of the distribution agreement or our right to distribute a product group thereunder, or the failure of Olympus to renew the distribution agreement upon its expiration, could have a material adverse effect on us.

      CURRENCY FLUCTUATIONS THAT DEVALUE THE CANADIAN DOLLAR AGAINST THE UNITED STATES DOLLAR COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS. A substantial portion of the products purchased by us in Canada are paid for in United States dollars but sold in Canadian dollars. Therefore, our business could be materially and adversely affected by a decrease in the value of the Canadian dollar against the United States dollar. Moreover, such a decrease in the value of the Canadian dollar could result in a corresponding reduction in the United States dollar value of our assets that are denominated in Canadian dollars.

      WE SELL A SUBSTANTIAL PORTION OF OUR PRODUCTS THROUGH A SINGLE DISTRIBUTOR. Pursuant to a distribution agreement which expires August 1, 2003, Olympus is the sole distributor of our infection prevention and control products in the United States and Puerto Rico. If Olympus terminates or fails to renew the distribution agreement, then we would need to locate a new distributor. Such a disruption in the distribution of our products and the time it could take to find a new distributor could materially and adversely affect our business.


                              SELLING STOCKHOLDERS

      The table below sets forth information regarding the beneficial ownership of the common stock by the Selling Stockholders and as adjusted to give effect to the sale of the Shares offered in this prospectus.

                                                                                                  Number of Shares
                                                                   Number of                      of Common Stock
                                  Number of Shares                 Shares of                      to be Owned
                                  of Common Stock                  Stock Eligible                 Following the
                                  Owned as of the                  for Resale                     Offering
Name of Selling                   Date of the                      Pursuant to                    Pursuant to
Stockholder                       Prospectus                       the Prospectus                 the Prospectus
---------------                   ----------------                 --------------                 --------------
William J. Vella                       33,506                         14,250                          19,256

Joanna Z.                               6,988                          1,500                           5,488
Albrecht

Unnamed non-                             NA                            1,125                            NA
affiliates (four
persons)*
                                  ----------------                 --------------                 --------------


*To our knowledge, each of the unnamed non-affiliates holds less than the lesser of 1,000 shares or one percent of the shares available for issuance upon exercise of options granted under the Company's 1997 Employee Stock Option Plan. Such persons, each of whom may sell up to that number of shares, may use this prospectus for reoffers and resales of such Shares.


      Mr. Vella has served as President and Chief Operating Officer of Carsen since December 1996.


                                 USE OF PROCEEDS

      The Shares are being sold by the Selling Stockholders for their own account. We will not receive any of the proceeds from the sale or resale of the Shares. We are paying all costs for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), other than underwriting or brokerage commission discounts and counsel fees for the Selling Stockholders.


                              PLAN OF DISTRIBUTION

      The Shares offered hereby may be sold by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Shares may be sold by one or more of the following methods: (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

      The Selling Stockholders will deliver a Prospectus in connection with the sale of the Shares.


                                  LEGAL OPINION

      The validity of the Shares is being passed upon for us by Dornbush Mensch Mandelstam & Schaeffer, LLP, New York, New York.


                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended July 31, 2000, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the Registration Statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

=====================================     ======================================

    No dealer, salesman or any other
person has been authorized to give any
information or to make any representa-
tions not contained in this Prospectus
in connection with the offering                      16,875 SHARES
described herein and, if given or made,
such information or representation
must not be relied upon as having been
authorized by us or any Underwriter.
This Prospectus does not constitute
an offer of any securities other than             CANTEL MEDICAL CORP.
those specifically offered hereby
or of any of the securities offered
hereby in any jurisdiction to any
person to whom it is unlawful to make
such offer or solicitation in such
jurisdiction.  Neither the delivery
of this Prospectus nor any sale made                  COMMON STOCK
hereunder shall, under any
circumstances, create any implication
that there has been no change in our
affairs since the date hereof.

             -----------

          TABLE OF CONTENTS
                                 PAGE
                                 ----             -------------------
Available Information . . . . . .   2                  PROSPECTUS
Incorporation of Certain
  Documents by Reference  . . . .   2             -------------------
The Company . . . . . . . . . . .   3
Risk Factors. . . . . . . . . . .   3
Selling Stockholders. . . . . . .   5
Use of Proceeds . . . . . . . . .   6
Plan of Distribution. . . . . . .   6
Legal Opinion . . . . . . . . . .   7
Experts . . . . . . . . . . . . .   7
                                                     MARCH 19, 2001

=====================================     ======================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

                        (a) The Annual Report of Cantel Medical Corp.
                  (the "Company") for the fiscal year ended July 31, 2000 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

                        (b) All other reports of the Company filed
                  pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended July 31, 2000.

                        (c) The Registration Statement of the Company
                  on Form 8-A filed on April 10, 1972 registering the Company's Common Stock, par value $.10 per share (the "Common Stock"), under Section 12 of the Securities Exchange Act of 1934 which contains a description of the Common Stock.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all such securities then unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Darwin C. Dornbush, a partner of Dornbush Mensch Mandelstam & Schaeffer, LLP, counsel to the Company, is a director of the Company and owns, beneficially and of record,

8,680 shares of Common Stock and options to purchase 21,000 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  "THIRTEENTH: Each director, officer or employee of the corporation and any director, officer or employee of any other company serving as such at the request of the corporation and of which the corporation is a stockholder or creditor, shall be indemnified by the corporation against all loss, cost, liability and expense actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party, or with which he may be threatened, by reason of his being or having been a director, officer or employee of the corporation or of such other company, whether or not he continues to be a director, officer or employee at the time of incurring such expenses. The expenses covered by the foregoing indemnity shall include without limitation, counsel fees and disbursements and amounts of judgments, fines or penalties against such director, officer or employee and amounts paid in settlement by him, other than amounts payable or paid to the corporation, provided, however, that no such director, officer or employee shall be entitled to claim such indemnity:

                        (a) with respect to any matter as to which
                  there shall have been a final adjudication that he is liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his duties as director, officer or employee, or

                        (b) with respect to any matter which shall be
                  the subject of such action, suit or proceeding disposed of otherwise than by adjudication on the merits, unless in relation to such matter such director, officer or employee was not liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his duties as director, officer or employee.

                  The determination as to the right to indemnity of any director, officer or employee in respect of any settlement in which the existence or willful misfeasance, bad faith, negligence or misconduct in the performance of his duties as director, officer or employee is not established, shall be made by vote of two-thirds of those members of the Board of Directors not involved in such action, suit or proceeding if such directors constitute a majority of the members of the Board of Directors.

In the event that a majority of the members of the Board of Directors are involved in such action, suit or proceeding, indemnification shall be made if independent legal counsel shall give its written opinion to the effect that the person to be indemnified is not liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his duties as director, officer or employee. The amount of such reimbursement payable by the corporation shall not exceed the costs and expenses such indemnified person would have reasonably incurred if the action, suit or proceeding had been litigated to a final conclusion. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any such director, officer or employee may otherwise be entitled and shall inure to the benefit of the heirs, executors and administrators of such director, officer or employee."

                  The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws. In addition, the Company has entered into Indemnification Agreements with each of its directors and certain of its officers which provide for indemnification from liability to the full extent permitted by the Delaware General Corporation Law.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  An aggregate of 16,875 shares of Common Stock that are restricted securities may be reoffered or resold pursuant to this Registration Statement. Such shares, which were issued to a total of six (6) employees of the Company, were issued upon exercise of stock options granted under an employee stock option plan of the Company under an exemption provided by 4(2) of the Securities Act of 1933, as a transaction not involving any public offering to a person(s) who had access to detailed information about the Company.

ITEM 8. EXHIBITS.

                 4.01    -   1997 Employee Stock Option Plan.
                             (Incorporated herein by reference to Exhibit
                             10(s) to the Company's 1997 Annual Report on
                             Form 10-K (the "1997 Form 10-K").)

                 4.02    -   Form of Incentive Stock Option Agreement
                             under the Company's 1997 Employee Stock Option
                             Plan. (Incorporated herein by reference to
                             Exhibit 10(t) to the 1997 Form 10-K.)

                 4.03    -   1998 Directors' Stock Option Plan.
                             (Incorporated herein by reference to Exhibit
                             10(gg) to the Company's 2000 Annual Report on
                             Form 10-K (the "2000 Form 10-K").)

                 4.04    -   Form of Quarterly Stock Option Agreement
                             under the Company's 1998 Directors' Stock
                             Option Plan. (Incorporated herein by reference
                             to Exhibit 10(hh) to the 2000 Form 10-K.)

                 4.05    -   Form of Annual Stock Option Agreement under
                             the Company's 1998 Directors' Stock Option
                             Plan. (Incorporated herein by reference to
                             Exhibit 10(ii) to the 2000 Form 10-K).

                 4.06    -   Stock Option Agreement dated as of October
                             16, 1997 between the Company and Charles M.
                             Diker (Incorporated herein by reference to
                             Exhibit 10(x) of the Company's 1998 Annual
                             Report on Form 10-K (the "1998 Form 10-K").)

                 4.07    -   Stock Option Agreement dated as of October
                             30, 1998 between the Company and Charles M.
                             Diker (Incorporated herein by reference to
                             Exhibit 10(ff) of the Company's 1999 Annual
                             Report on Form 10-K (the "1999 Form 10-K").)

                 4.08    -   Form of Non-Plan Stock Option Agreement
                             between the Company and Darwin C.


                                 II-4

                             Dornbush.  (Incorporated herein by
                             reference to Exhibit 10(y) to the 1998
                             Form 10-K.)

                 4.09    -   Stock Option Agreement dated October 5,
                             1998 between the Company and John W.
                             Rowe.  (Incorporated herein by reference
                             to Exhibit 10(z) to the 1998 Form 10-K.)

                 4.10    -   Stock Option Agreement dated as of March
                             10, 1999 between the Company and John W.
                             Rowe. (Incorporated herein by reference
                             to Exhibit 10(gg) to the 1999 Form 10-K.)

                 4.11    -   Stock Option Agreement dated as of
                             October 10, 2000 between the Company and
                             Joseph M. Cohen.  (Incorporated herein by
                             reference to Exhibit 10(jj) to the 2000
                             Form 10-K.)

                 4.12    -   Stock Option Agreement dated as of
                             November 1, 2000 between the Company and
                             Joseph L. Harris.

                 5.01    -   Opinion of Dornbush Mensch Mandelstam &
                             Schaeffer, LLP.

                 23.01   -   Consent of Dornbush Mensch Mandelstam &
                             Schaeffer, LLP (included in Exhibit 5).

                 23.02   -   Consent of Ernst & Young LLP.

                 24.01   -   Power of Attorney (included in signature
                             page).

ITEM 9. UNDERTAKINGS.

                  (a) The undersigned Company hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                      (c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Falls and State of New Jersey, on the 19th day of March, 2001.

                                     CANTEL MEDICAL CORP.


                                     By: /s/James P. Reilly
                                         ----------------------------
                                         James P. Reilly, President

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Reilly and Darwin C. Dornbush, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Charles M. Diker     Director and
-----------------------  Chairman of the Board         March 19, 2001
Charles M. Diker


/s/ James P. Reilly      President, Chief Executive
-----------------------  Officer and Director
James P. Reilly          (Principal Executive
                         Officer and Principal
                         Financial Officer)            March 19, 2001

/s/ Craig A. Sheldon     Vice President and
-----------------------  Controller                    March 19, 2001
Craig A. Sheldon


/s/ Robert L. Barbanell  Director                      March 19, 2001
-----------------------
Robert L. Barbanell


                         Director
-----------------------
   Joseph M. Cohen


/s/ Darwin C. Dornbush   Director                      March 19, 2001
-----------------------
Darwin C. Dornbush


                         Director and Vice
-----------------------  Chairman of the Board
Alan J. Hirschfield


/s/ Morris W. Offit      Director                      March 19, 2001
-----------------------
Morris W. Offit


                         Director
-----------------------
John W. Rowe


/s/ Bruce Slovin         Director                      March 19, 2001
-----------------------
Bruce Slovin